EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Completes Ohio Construction

Cultivation Progressing at Arkansas Cultivation Facility

VANCOUVER, B.C., CANADA (May 6, 2021) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a multi-state operator, is pleased to provide an update on construction in Ohio and cultivation operations in Arkansas.

BaM and NMG Ohio LLC have completed construction of the Ohio production facility and are in the final stages of obtaining local and state permits for operation. The production facility is located next to the Body and Mind dispensary west of Cleveland and anticipates producing a wide variety of Body and Mind branded offerings for the Ohio market.

“Our award-winning Body and Mind products have proven success in Nevada and California and we’re looking forward to expansion to the Ohio market”, stated Michael Mills, CEO of Body and Mind. “We continue to see strong growth in the Ohio market and applaud the recent announcement regarding measured expansion of dispensary licenses in the limited license state. Ohio has a population of roughly 11.5 Million (2019 US Census) and there are currently 52 dispensaries which have received a certificate of operation of 57 provisional dispensary licenses awarded. We intend to apply for new licenses as the process opens and continue to advance additional license applications across other jurisdictions.”

Cultivation operations are advancing in Arkansas with Comprehensive Care Group. The cultivation facility was built out in 2020 and the required cultivation equipment has recently been installed. Last month, after receiving approval to begin cultivation operations from the State, seeds were sprouted and plant growth is now underway. “We look forward to increasing the number of plants over time as the state rules allow, and to be able to provide our Body and Mind flower quality to the patients of Arkansas,” stated Trip Hoffman, COO of Body and Mind.

Arkansas is a limited license medical state with a population of over three million (2019 US Census). The State has currently approved 38 dispensaries with a total of 32 dispensaries currently open and six anticipated to open in 2021. In 2020, a ballot initiative was launched to qualify adult-use measures, however, the campaign fell short on signatures stemming from challenges around the COVID-19 pandemic.

The Company is pleased to announce that it will be presenting next week at the Canaccord Cannabis Virtual Conference on Tuesday, May 11, 2021.

About Body and Mind Inc.

BaM is an operations focused multi-state operator investing in high quality medical and recreational cannabis cultivation, production and retail. Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN Gio cartridges. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

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BaM continues to expand operations in Nevada, California, Arkansas and Ohio and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bodyandmind.com for more information.

Instagram: @bodyandmindBaM
Twitter: @bodyandmindBaM

For further information, please contact:

Investor Relations

Jonathan Paterson
+1 203 862 0492
Jonathan.Paterson@HarborAccessLLC.com

Eric Balshin
+1 647 499 3746
eric@sophiccapital.com

Company Contact:

Michael Mills
CEO
Tel: 800-361-6312
ir@bodyandmind.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

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Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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